Execution Copy

COLLABORATION AND LICENSE AGREEMENT

by and between

ROSETTA GENOMICS, LTD.

and

AMBION DIAGNOSTICS, INC.

January 5, 2006

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS AND SERVICES	11
2.1	Development Programs.	11
2.2	Development and Commercialization.	13
2.3	Information Updates.	14
2.4	Joint Steering Committee.	15
3.	CONSIDERATION	16
3.1	Payment of Royalties; Royalty Rates; Accounting and Records.	16
3.2	Sublicense Income	19
4.	TREATMENT OF CONFIDENTIAL INFORMATION; PUBLICITY NON-SOLICITATION.	19
4.1	Confidentiality.	19
4.2	Publicity	20
4.3	Publications and Presentations	20
4.4	Prohibition on Solicitation	21
5.	LICENSE GRANTS; RESTRICTIONS ON USE	21
5.1	Grant of Rights to AMBION.	21
5.2	Grant of Rights to ROSETTA.	22
6.	INTELLECTUAL PROPERTY R.IGHTS	23
6.1	Disclosure of Inventions	23
6.2	Patent Coordinators	24
6.3	Inventorship	24
7.	FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS	24
7.1	Patent Filing, Prosecution and Maintenance	24
7.2	Legal Actions.	25
8.	TERM AND TERMINATION	27
8.1	Term	27
8.2	Termination	27
8.3	Consequences of Termination of Agreement	28
8.4	Surviving Provisions	30
9.	REPRESENTATIONS AND WARRANTIES	30
9.1	Mutual Representations and Warranties	30
9.2	Additional Representations of ROSETTA	30
10.	IDEMNIFICATION	31
10.1	Idemnification of AMBION by ROSETTA	31
10.2	Indemnification of ROSETTA by AMBION	31
10.3	Conditions to Indemnification	31
10.4	Warrant Disclaimer	32
10.5	No Warranty of Success	32
10.6	Limited Liability	32
10.7	Insurance	32
11.	DISPUTE RESOLUTION	32
11.1	Dispute Resolution	32
12.	MISCELLANEOUS	34
12.1	Notices	34
12.2	Governing Law	34
12.3	Binding Effect	35
12.4	Headings	35
12.5	Counterparts	35
12.6	Amendment; Waiver	35
12.7	No Third Party Beneficiaries	35
12.8	Purposes and Scope	35
12.9	Assignment and Successors	35
12.10	Force Majeure	35
12.11	Interpretation	36
12.12	Integration; Severability	36
12.13	Further Assurances	36

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (this “Agreement”) is entered into as of January 5, 2006, by and between Rosetta Genomics, Ltd., a corporation organized under the country of Israel having an address of 10 Plaut Street, Science Park, Rehovot, Israel (“ROSETTA”) and Ambion Diagnostics, Inc., a Delaware corporation having an address of 2130 Woodward St., Austin, Texas 78744 (“AMBION”). Each of AMBION and ROSETTA is sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

WHEREAS, ROSETTA has developed confidential and proprietary technology relating to microRNA sequences including an algorithm for the prediction of microRNAs, techniques for validation of predicted microRNAs on a given material, microRNA expression profiling technology, analysis algorithms for the detection of biomarkers based on microRNA expression profiling and techniques for establishing the relationships between microRNAs and diseases and has identified a large number of micro RNA sequences using certain of its proprietary technology and/or proprietary materials; and

WHEREAS, AMBION is in the business of designing, developing, manufacturing and selling diagnostic kits and services, including diagnostic kits and services that use microRNA sequences and profiles; and

WHEREAS, ROSETTA and AMBION desire to enter into a collaboration for the purpose of developing one or more diagnostic tests using ROSETTA’s microRNA sequences or microRNA sequences analyzed or identified by ROSETTA and/or certain other ROSETTA proprietary technology for use in the diagnosis of prostate cancer; and

WHEREAS, ROSETTA and AMBION desire to collaborate to develop and commercialize diagnostic tests for prostate cancer which incorporate ROSETTA’s microRNA sequences or microRNA sequences analyzed or identified by ROSETTA and/or certain other proprietary technology of ROSETTA.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.  DEFINITIONS

Whenever used in this Agreement with an initial capital letter, the terms defined in this Section 1 shall have the meanings specified.

1.1  “Affiliate” means, with respect to any Party, any Person that, directly or through one or more Affiliates, controls, or is controlled by, or is under common control with, such Party. For purposes of this definition only, “control” means (a) ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, (b) status as a general partner in any partnership, or (c) any other arrangement whereby a Person controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.2  “AMBION Background Technology” means any Technology used by AMBION, or provided by AMBION for use, in the Development Program that is useful in the Field and that is (a) Controlled by AMBION as of the Effective Date or (b) developed or conceived by employees of, or consultants to, AMBION after the Effective Date in the conduct of activities outside the Development Program and without the use in any material respect of any ROSETTA Technology, ROSETTA Materials or any Program Invention.

1.3  “AMBION Materials” means any Proprietary Materials Controlled by AMBION and used by AMBION, or provided by AMBION for use, in the Development Program.

1.4  “AMBION miRNA Profile” means any Confidential Information Controlled by AMBION and used by AMBION, or provided by AMBION for use, in the Development Program during the Term of this Agreement with respect to the abundance of a given miRNA Sequence within a Tissue Sample of a Prostate Cancer tumor. Any AMBION miRNA Profile is AMBION Program Technology or AMBION Background Technology, as the case may be.

1.5  “AMBION Patent Rights” means any Patent Rights containing one or more claims that cover AMBION Technology.

1.6  “AMBION Program Technology” means any Program Invention conceived or first reduced to practice by employees of, or consultants to, AMBION, alone or jointly with Third Parties, without the use in any material respect of any ROSETTA Technology, ROSETTA Materials or Joint Program Technology.

1.7  “AMBION Results” means all data and information generated by AMBION in the Development Program or otherwise in the Development of Collaboration Products or Collaboration Services.

1.8  “AMBION Technology” means, collectively, AMBION Background Technology and AMBION Program Technology.

1.9  “AMBION Tissue Samples” means the tissue or body fluid samples identified by AMBION and used by AMBION, or provided by AMBION for use, in the Development Program.

1.10  “Annual Net Sales” means the aggregate Net Sales during a particular Calendar Year.

1.11  “Applicable Laws” means all Federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, guidelines or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations that may be in effect from time to time during the Term and applicable to a particular activity hereunder.

1.12  “ASR” means any analyte specific reagent, as defined in 21 CFR 864.4020, that is exempt from the 510(k) Premarket Notification Requirements.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.13  “Calendar Quarter” means the period beginning on the Effective Date and ending on the last day of the calendar quarter in which the Effective Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

1.14  “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.15  “Cancer” means any type of malignant neoplasm which may or may not result in metastasis.

1.16  “Collaboration” means the association of ROSETTA and AMBIQN established pursuant to this Agreement for the purpose of conducting the Development Program in order to Develop and Commercialize Collaboration Products and Collaboration Services in the Field in the Territory.

1.17  “Collaboration Product” means any product for Diagnosis of Prostate Cancer that incorporates, or is otherwise Derived from, or is designed to detect (a) at least one (1) ROSETTA miRNA Sequence or (b) at least one (1) Public miRNA Sequence that is used in the Development Program. For purposes of clarity, all Collaboration Products shall be listed in Schedule 3 attached hereto, as updated from time to time by AMBION during the Term.

1.18  “Collaboration Service” means any service within the Field that is provided through the use of a Collaboration Product or a ROSETTA miRNA profile.

1.19  “Commercialization” or “Commercialize” means any and all activities directed to the commercialization of a Collaboration Product or Collaboration Service, including pre-launch and post-launch marketing, manufacturing for commercial sale, promoting, detailing, distributing, offering to sell or provide and selling or providing a Collaboration Product or Collaboration Service, importing or exporting a Collaboration Product for sale, providing a Collaboration Service, and interacting with Regulatory Authorities regarding the foregoing. When used as a verb, “Commercializing” means to engage in Commercialization.

1.20  “Confidential Information” means (a) with respect to ROSETTA, all tangible embodiments of ROSETTA Technology, (b) with respect to AMBION, all tangible embodiments of AMBION Technology and (c) with respect to each Party, (i) all tangible embodiments of Joint Program Technology and (ii) all information, Technology and Proprietary Materials disclosed or provided by of on behalf of such Party (the “disclosing Party”) pursuant to this Agreement to the other Party (the “receiving Party”) or to any of the receiving Party’s employees, consultants, Affiliates or sublicensees; provided that none of the foregoing shall be Confidential Information if: (A) as of the date of disclosure, it is known to the receiving Party or its Affiliates, as demonstrated by credible written documentation, other than by virtue of a prior confidential disclosure to such receiving Party or its Affiliates; (B) as of the date of disclosure it is in the public domain, or it subsequently enters the public domain through no fault of the receiving Party or its Affiliates; (C) it is obtained by the receiving Party from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the disclosing Party; or (D) it is independently developed by or for the receiving Party without reference to or use of any Confidential Information of the disclosing Party as demonstrated by credible written documentation. For purposes of clarity, the terms of this Agreement shall constitute Confidential Information of each Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.21  “Control” or “Controlled” means (a) with respect to Technology (other than Proprietary Materials), Patent Rights or Confidential Information (including data and results), the possession by a Party of the right to grant a license or sublicense to such Technology or Patent Rights, or provide such Confidential Information as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party and (b) with respect to Proprietary Materials, the possession by a Party of the right to supply such Proprietary Materials to the other Party as provided herein without the payment of additional consideration to, and without violating the terms of any agreement or arrangement with, any Third Party.

1.22  “Derived” means obtained, developed, created, synthesized, designed, derived or otherwise generated from or based upon (whether directly or indirectly, or in whole or in part).

1.23  “Designated Senior Officer” means, with respect, to a Party, the senior officer designated by such Party to have final decision-making authority over Disputed Matters which, absent unusual circumstances, shall be the President or Chief Executive Officer of such Party.

1.24  “Development” or “Develop” means, with respect to each Collaboration Product or Collaboration Service, all research and development activities required to obtain Regulatory Approval of such Collaboration Product or Collaboration Service in the Field and in the Territory in accordance with this Agreement to the extent required or, to the extent Regulatory Approval is not required, to commence commercial sale thereof (including without limitation in vitro studies, animal studies, formulation, process development, clinical studies, manufacturing, manufacturing scale-up, development-stage manufacturing, and quality assurance quality control development. When used as a verb, “Developing” means to engage in Development.

1.25  “Development Plan” means the written plan describing the Development activities to be carried out by each Party under the Development Program during the Term commencing with the Effective Date. The initial Development Plan is attached hereto as Exhibit A. The Development Plan consists of two (2) stages, the “Discovery Stage” and the “Clinical Development Stage.”‘

1.26  “Development Program” means the development program to be conducted by the Parties pursuant to Article 2 of this Agreement.

1.27  “Diagnosis” means (a) the determination of (i) the presence of a disease, (ii) the stage, progression or severity of a disease, or (iii) the effect on a disease of a particular treatment; and/or (b) the selection of patients for a particular treatment with respect to a disease.

1.28  “Discovery Stage Technology” means any Program Invention arising in the Discovery Stage of the Development Program.

1.29  “Discovery Stage Patent Rights” means Patent Rights that contain one or more claims covering Discovery Stage Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.30  “Effective Date” means the date first set forth above.

1.31  “FDA” means the United States Food and Drug Administration or any successor agency or authority thereto.

1.32  “FDCA” means the United, States Federal Food, Drug, and Cosmetic Act, as amended.

1.33  “Field” means the Diagnosis of Prostate Cancer (including without limitation the use of a Collaboration Product or the providing of a Collaboration Service for the Diagnosis of Prostate Cancer). For purposes of clarity, the Field shall include the use, in the Diagnosis of Prostate Cancer, of a Collaboration Product or Collaboration Service by a clinical laboratory in a laboratory assay which contains an ASR.

1.34  “First Commercial Sale” means, with respect to a Collaboration Product or Collaboration Service in any country in the Territory, the first sale, transfer or disposition for value or for end use or consumption or use of such Collaboration Product or services constituting such Collaboration Service in such country; provided, that, any sale to an Affiliate or Sublicensee will not constitute a First Commercial Sale unless the Affiliate or Sublicensee is the last entity in the distribution chain of the Collaboration Product or Collaboration Service.

1.35  “Force Majeure” means any occurrence beyond the reasonable control of a Party that (a) prevents or substantially interferes with the performance by such Party of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, strike, lockout; labor dispute, casualty or accident, or war, revolution, civil commotion, act of terrorism, blockage or embargo, or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government.

1.36  “IDE” means an Investigational Device Exemption (as defined in Title 21 of the United States Code of Federal Regulations, as amended from time to time) filed or to be filed with the FDA with regard to any Collaboration Product or Collaboration Services.

1.37  “Joint Program Patent Rights” means Patent Rights that contain one or more claims that cover Joint Program Technology.

1.38  “Joint Program Technology” means any Program Invention conceived or first reduced to practice jointly by employees of, or consultants to, AMBION and employees of, or consultants to, ROSETTA.

1.39  “Joint Steering Committee” or “JSC” means the Joint Steering Committee of ROSETTA and AMBION representatives established pursuant to Section 2.4.

1.40  “Licensed Patent Rights” means any ROSETTA Patent Rights or Joint Program Patent Rights that (a) contain one or more claims that cover any Collaboration Product or Collaboration Service or (b) are necessary or useful for AMBION to exercise the license granted to it pursuant to Section 5.1.1. For purposes of clarity (a) all Licensed Patent Rights existing as of the Effective Date are described on Schedule 2 attached hereto and (b) Schedule 2 shall be amended by ROSETTA during the Term to include any updates to any filings listed therein and to include any new Patent Rights that become Licensed Patent Rights for purposes of this Agreement. Whether or not a patent is listed on Schedule 2 is not determinative of the ownership or licensed or unlicensed status of such patent.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.41  “Licensed Technology” means any ROSETTA Technology or Joint Program Technology that (a) relates to any Collaboration Product or Collaboration Service or (b) is necessary or useful for AMBION to exercise the license granted to it pursuant to Section 5.1.1.

1.42  “MicroRNA Profiles” or “miRNA Profiles” means AMBION miRNA Profiles and ROSETA miRNA Profiles.

1.43  “MicroRNA Sequence” or “miRNA Sequence” means a short RNA sequence that is encoded in the human genome in a hairpin structure, wherein such sequence is predicted to be expressed and/or is expressed in cells.

1.44  “Net Sales” means the gross amount billed or invoiced by AMBION or any of its Affiliates or Sublicensees to Third Parties (including, without limitation Distributors) throughout the Territory for sales or other dispositions or transfers for value of Collaboration Products or the providing of Collaboration Services, less (a) allowances for normal and customary trade, quantity and cash discounts actually allowed and taken, (b) transportation, insurance and postage charges, if prepaid by AMBION or any Affiliate or Sublicensee of AMBION and included on any such party’s bill or invoice as a separate item, (c) credits, rebates, returns (including, without limitation, wholesaler and retailer returns), to the extent actually allowed, (d) sales, use and other consumption taxes similarly incurred to the extent stated on the invoice as a separate item, and (e) royalties paid to Third Parties under a license to an issued or pending patent in the absence of which the miRNA Sequence in the Collaboration Product or Collaboration Service could not legally be sold or used. In addition, Net Sales are subject to the following:

If AMBION or any of its Affiliates or Sublicensees effects a sale, disposition or other transfer of a Collaboration Product or provides Collaboration Services to a customer in a particular country other than in an arms length transaction solely for monetary consideration, the Net Sales of such Collaboration Product or Collaboration Service to such customer shall be deemed to be “the fair market value” of such Collaboration Product or Collaboration Service. For purposes of this subsection (i), “fair market value” shall mean the value that would have been derived had such Collaboration Product been sold or Collaboration Service been provided as a separate product or service to another customer in the country concerned in an arms length transaction solely for monetary consideration. For avoidance of doubt, the provision of any Collaboration Product to a customer for product evaluation purposes without any consideration in the ordinary course of business shall not require the fair market value thereof to be included in Net Sales.

1.45  “Non-Validated miRNA Sequence” means any miRNA Sequence that is not a Validated miRNA Sequence.

1.46  “Patent Rights” means the rights and interests in and to issued patents and pending patent applications (which, for purposes of this Agreement, include certificates of invention, applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, all letters patent granted thereon, and all reissues, reexaminations and extensions thereof, and all foreign counterparts of any of the foregoing.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.47  “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.48  “Program Invention” means any Technology (including, without limitation, any new and useful process, method of manufacture or composition of matter) that is conceived or first reduced to practice (actually or constructively) in the conduct of the Development Program. Technology that is conceived or reduced to practice by either Party and that relates to the development of the platform on which to run the tests associated with the Development Program shall be Program Technology of the Party conceiving or reducing such Technology to practice and shall only be Joint Program Technology if covered by Section 1.38.

1.49  “Proprietary Materials” means tangible chemical, biological or physical materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, whether or not specifically designated as proprietary by the transferring Party.

1.50  “Prostate Cancer” means, with respect to a patient. a primary tumor of the prostate of such patient, a metastatic tumor located outside the prostate of such patient having the same genetic makeup as a primary tumor of the prostate in such patient, or a condition of such patient’s prostate or other tissue that indicates the likelihood of developing a primary tumor of the prostate or such a metastatic tumor.

1.51  “Prostate Cancer Therapeutic Field” means any Therapy of Prostate Cancer.

1.52  “Public miRNA Sequence” means any miRNA Sequence that is used by ROSETTA, or provided by ROSETTA for use, in the Development Program and that is (a) included in the sequence database of the Sanger Institute prior to the Effective Date or (b) published as a Validated miRNA Sequence by a Third Party in a publicly available scientific journal prior to the Effective Date; provided that any miRNA Sequence that was published or entered in the sequence data base of the Sanger Institute by ROSETTA or that is claimed in a patent application filed by ROSETTA before the publication or insertion in the sequence data base of the Sanger Institute by a Third Party shall be a ROSETTA miRNA Sequence and not a Public miRNA Sequence.

1.53  “Regulatory Approval” means, with respect to any country or region in the Territory, any approval (including, without limitation, any pricing approval), product and establishment license, registration or authorization of any Regulatory Authority required for the manufacture, use, storage, importation, export, transport or sale of a Collaboration Product or Collaboration Service for use in the Field in such country or region. Regulatory Approval shall include, without limitation, any 510(k) Pre-Market clearance, FDA Pre-Market Approval and/or IDE.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.54  “Regulatory Authority” means the FDA or any counterpart of the FDA outside the United States, or other national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity with authority over the distribution, importation, exportation, manufacture, production, use, storage, transport, clinical testing or sale of a Collaboration Product or Collaboration Service.

1.55  “Regulatory Filings” means, collectively, (a) any 510(k) Pre-Market Notification, PMA, IDE or all other similar filings (including, without limitation, any counterparts of any of the foregoing in any country region in the Territory) as may be required by any Regulatory Authority for the Development or Commercialization of a Collaboration Product or Collaboration Service within the Field and in the Territory; (b) all supplements and amendments to any of the foregoing; and (c) all data contained in, and correspondence relating to, any of the foregoing.

1.56  “ROSETTA Background Technology” means any Technology used by ROSETTA, or provided by ROSETTA for use, in the Development Program that is useful in the Field and that is (a) Controlled by ROSETTA as of the Effective Date or (b) conceived or first reduced to practice by employees of, or consultants to, ROSETTA after the Effective Date in the conduct of activities outside the Development Program and without the use in any material respect of any AMBION Technology or any Program Inventions. For purposes of clarity, ROSETTA Background Technology includes all ROSETTA miRNA Sequences.

1.57  “ROSETTA Materials” means any Proprietary Materials Controlled by ROSETTA and used by ROSETTA, or provided by ROSETTA for use, in the Development Program.

1.58  “ROSETTA miRNA Profile” means any Confidential Information Controlled by ROSETTA and used by ROSETTA, or provided by ROSETTA for use, in the Development Program during the Term of this Agreement with respect to the abundance of a given miRNA Sequence within a Tissue Sample of a Prostate Cancer tumor. Any ROSETTA miRNA Profile is ROSETTA Program Technology or ROSETTA Background Technology, as the case may be.

1.59  “ROSETTA miRNA Sequence” means any miRNA Sequence (including without limitation any Validated miRNA Sequence and Non-Validated miRNA Sequence) that (a) (i) was bioinformatically predicted or validated by ROSETTA prior to the Effective Date or is bioinformatically predicted or validated by ROSETTA during the Term of this, Agreement; and (ii) is covered by a Valid Claim within a pending patent application; or (b) is covered by an issued and unexpired patent within a Valid Claim; or (C) is licensed by ROSETTA from a Third Party.

1.60  “ROSETTA Patent Rights” means any Patent Rights that contain one or more claims that cover ROSETTA Technology.

1.61  “ROSETTA Program Technology” means any Program Invention conceived or first reduced to practice by employees of, or consultants to, ROSETTA, alone or jointly with any Third Party, without the use in any material respect of any AMBION Technology, AMBION Materials or Joint Program Technology.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.62  “ROSETTA Results” means all data and information generated by ROSETTA in the Development Program or otherwise in the Development of Collaboration Products or Collaboration Services.

1.63  “ROSETTA Technology” means, collectively, ROSETTA Background Technology and ROSETTA Program Technology.

1.64  ROSETTA Tissue Samples” means the tissue or body fluid samples identified by ROSETTA and used by ROSETTA, or provided by ROSETTA for use, in the Development Program.

1.65  “Royalty Term” means, with respect to each Collaboration Product or Collaboration Service in each country in the Territory, the period beginning on the date of First Commercial Sale of such Collaboration Product or Collaboration Service in such country and ending on the expiration of the last to expire Valid Claim in such country that covers such Collaboration Product or Collaboration Service or its manufacture or a method of its delivery or of its use.

1.66  “Sublicensee” means any Third Party (other than an Affiliate) to which AMBION grants a sublicense in accordance with Section 5.1.2. For purposes of clarity, a Sublicensee shall not include a Distributor (as defined in Section 5.1.3).

1.67  “Technology” means, collectively, all inventions, discoveries, improvements, trade secrets and proprietary methods, whether or not patentable, including without limitation: (a) methods of production or use of, and structural and functional information pertaining to, chemical compounds and (b) data, formulations, processes, techniques, know-how and results (including any negative results).

1.68  “Territory” means all countries of the world.

1.69  “Therapy” means the treatment or cure of a disease.

1.70  “Third Party” means any party other than AMBION and ROSETTA and their respective Affiliates.

1.71  “Tissue Samples” means AMBION Tissue Samples and ROSETTA Tissue Samples.

1.72  “Validation Method” means (a) sequencing analysis, (b) Northern blot analysis, (c) RT-PCR or (d) any other method mutually agreed to by the Parties.

1.73  “Valid Claim” means any claim of an issued and unexpired patent or a pending patent application within the ROSETTA Patent Rights, AMBION Patent Rights or Joint Program Patent Rights that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been permanently revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.74  “Validated miRNA Sequence” means any miRNA Sequence that has been shown through practice of a Validation Method to be expressed in at least one tissue or cell type.

Additional Definitions. In addition, each of the following definitions shall have the  respective meanings set forth in the section of this Agreement indicated below:

Definition	Section

AMBION Indemnitees	10.1

AMBION Infringement	7.2.2(a)

Claims	10.1

Clinical Development Stage	1.23

Discovery Results Meeting	2.1.2(a)(ii)

Discovery Stage	1.23

Disputed Matter	11.1

Distributor	5.1.6

Filing Party	7.1.4

Indemnified Party	10.3

Indemnifying Party	10.3

Infringement Notice	7.2.1(a)

IPO Share Purchase Right	5.1.5

Losses	10.1

Patent Coordinator	6.2

Recipient Party	2.1.2(f)

Restrictions on Use	5.1.7

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

ROSETTA Indemnitees	10.2

Sequence Notice	2.1.2(b)

Sequence Notification Period	2.1.2(b)

Term	8.1

Third Party Infringement	7.2.1. (a)

Third Party Payments	3.1.1(c)

Transferring Party	2.1.2(f)

Validating Party	1.38

2.  DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS AND SERVICES

2.1  Development Program

2.1.1  Objectives of Development Program. The objectives of the Development Program shall be the identification and Development of Collaboration Products and Collaboration Services for Commercialization in the Field.

2.1.2  Conduct of Development Program.

(a)  Development Plan.

(i)  Mutual Responsibilities of the Parties. The initial Development Plan covering the activities to be carried out by the Parties under the Development Program commencing on the Effective Date is attached hereto as Exhibit A. Unless otherwise agreed, each Party shall conduct its activities in the Discovery Stage independently of the other Party and shall not be required to share any results with the other Party until the Discovery Results Meeting. The Parties may, by mutual agreement, make adjustments and amendments to the Development Plan as reasonably required during the Term of this Agreement, which adjustments and amendments shall be attached as an addendum to Exhibit A. Each adjustment and amendment to the Development Plan shall be in writing and shall: (a) set forth (i) the activities to be performed with reasonable specificity; (ii) the Party that shall be responsible for performing such activities; and (iii) a timeline for such activities; and (b} be consistent with the terms of this Agreement. Each Party agrees to use commercially reasonable efforts to perform its respective activities under the Development Plan, with the goal of identifying at least one (1) diagnostic use within the Field (such as early detection, staging of tumor or response to a specific therapy) for Development of a Collaboration Product or Collaboration Service. Without limiting the foregoing, each party shall (A) commit such scientific resources, including, but not limited to, consultants, facilities, equipment, and Proprietary Materials, as are reasonably necessary to achieve the objectives of the Development Program and (B) perform its obligations under the Development Plan in good scientific manner and in compliance in all material respects with all Applicable Laws.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(ii)  Discovery Results Meeting. At the conclusion of the Discovery Stage, but in no event later than 12 months after the Effective Date, the Parties shall exchange data resulting from their activities in the Discovery Stage and shall meet to determine the indications to be pursued in the Clinical Development Stage, the validation activities to be conducted in the Clinical Development Stage, and the responsibilities of the Parties for such activities (the “Discovery Results Meeting”). The Development Plan will be modified to reflect such matters.

(iii)  Tissue Sharing. ROSETTA and AMBION shall disclose to each other, at the Discovery Results Meeting and thereafter, the Tissue Samples under each Party’s Control and any data Controlled by such party with respect to such Tissue Samples in the event that such data would be useful in accomplishing the objectives of the Development Program. During the Clinical Development Stage, ROSETTA and AMBION shall provide reasonable quantities of Tissue Samples, or portions thereof, to each other upon reasonable request, which Tissue Samples shall be solely for use in the Development Program..

(iv)  Specific Responsibilities of ROSETTA. Without limiting the generality of Section 2.1.2(a)(i), in addition to any responsibilities of ROSETTA set forth in the Development Plan, ROSETTA shall (A) disclose to AMBION any data Controlled by ROSETTA on the date of the Discovery Results Meeting and thereafter with respect to the ROSETTA miRNA Sequences and miRNA Profiles that are related to the Tissue Samples used in the Development Program; and (B) use commercially reasonable efforts to perform the expression profiling activities, analysis of expression profiling results, identification of differentially expressed miRNA Sequences and identification of biomarkers and relevant patient populations described in the Development Plan with the goal of developing ROSETTA miRNA Profiles that may be clinically evaluated by AMBION during the Clinical Development Stage, using as many Tissue Samples as is reasonably necessary to support the utility of such ROSETTA miRNA Profiles and/or the related ROSETTA miRNA Sequences; provided, that, notwithstanding the foregoing, neither Party shall be obligated to analyze more than [***] Tissue Samples pursuant to the Discovery Phase of the Development Program. At the Discovery Results Meeting ROSETTA shall disclose to AMBION the relevant ROSETTA miRNA Sequences and/or ROSETTA miRNA Profiles. In addition, during the Clinical Development Stage, ROSETTA shall use commercially reasonable efforts to perform clinical evaluation of ROSETTA miRNA Sequences and Public miRNA Sequences and ROSETTA miRNA Profiles developed by ROSETTA pursuant to the Development Program as described in the Development Plan.

(v)  Specific Responsibilities of AMBION. Without limiting the generality of Section 2.1.2(a)(i), in addition to any responsibilities of AMBION set forth in the Development Plan, during the Clinical Development Stage, AMBION shall (A) supply ROSETTA at AMBION’s expense with the type and quantity of AMBION Tissue Samples as are set forth in the Development Plan; (B) disclose to ROSETTA any data Controlled by AMBION with respect to the miRNA Profiles and ROSETTA miRNA Sequences that are related to the Tissue Samples used in the Development Program; and (C) use commercially reasonable efforts to perform clinical evaluation of ROSETTA miRNA Sequences and Public miRNA Sequences and ROSETTA miRNA Profiles developed by ROSETTA pursuant to the Development Program as described in the Development Plan.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)  Cooperation. The Parties acknowledge that the implementation of the Development Program will require cooperation of the Parties and, in connection therewith agree to cooperate in the performance of the Development, Program and, subject to Section 2.2(a) and the other terms of this Agreement and any confidentiality obligations to Third Parties, shall exchange such data, information and materials as are reasonably necessary for the other Party to perform its obligations under the Development Plan.

(c)  Records. Each Party shall maintain records of its activities under the Development Program in sufficient detail, in good scientific manner and otherwise in a manner that reflects all work done and results achieved in the performance of the Development Program. Without limiting the generality of this Section 2.1.2(c), each Party agrees to maintain a policy that rewires its employees and consultants to record and maintain all data and information developed during the Development Program in a manner designed to enable the Parties to use such records to establish the earliest date of invention or reduction to practice.

(d)  Reports and Data. Subject to Section 2.1.2(a), the Parties shall keep the JSC regularly informed of the progress of the Development Program. Without limiting the generality of the foregoing, (i) prior to the Discovery Results Meeting, no Confidential Information or Technology that is not the subject of a patent or patent application will be required to be provided, and (ii) after the Discovery Results Meeting, the Parties shall, not less than once each Calendar Quarter during the Term (and more frequently if required to keep the JSC sufficiently informed), provide to the JSC (i) reports in reasonable detail regarding the status of each Party’s activities under the Development Program and (ii) such supporting data and information as may be reasonably requested from time to time by the JSC regarding the Development Program.

(e)  Supply of Proprietary Materials. For the purpose of facilitating the conduct of the Development Program, from time to time during the Term after the Discovery Results Meeting, each Party (the “Transferring Party”) shall supply the other Party (the “Recipient Party”), at its sole expense, with Proprietary Materials of the Transferring Party for use in the Development Program as specified in the Development Plan. In connection therewith, each Recipient Party hereby agrees that (a) it shall not use such Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it shall use such proprietary Materials only in alliance with all Applicable Laws; (c) it shall not transfer any such Proprietary Materials to any Third Party without the prior written consent of the Transferring Party; except as expressly permitted hereby; (d) the Recipient Party shall not acquire any right, title or interest in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of the Term, the Recipient Party shall, if and as instructed by the Party, either destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

2.2  Development and Commercialization.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.2.1  Responsibility for Development and Commercialization.

(a)  Responsibilities of AMBION. Subject to Section 2.4 and to ROSETTA’S obligations set forth in Section 2.2.1(b), AMBION shall be responsible for Commercializing, Collaboration Products and Collaboration Services in the Field in the Territory, including without limitation (i) to the extent required, the preparation and filing of Regulatory Filings and the seeking of Regulatory Approvals for Collaboration Products and Collaboration Services, as well as all associated official correspondence and communications with Regulatory Authorities regarding such matters, (ii) reporting to Regulatory Authorities any adverse experience and safety issues for Collaboration Products and Collaboration Services in compliance with the requirements of Applicable Laws, and (iii) the conduct of (A) all activities relating to the manufacture and supply of Collaboration Products and the providing of Collaboration Services, and (ii) all marketing, promotion, sales, distribution, import and export activities (including securing reimbursement, sales and marketing and conducting any post-marketing trials or databases and post-marketing safety surveillance). All activities related to the Development and Commercialization of Collaboration Products and the providing of Collaboration Services under this Agreement shall be undertaken at AMBION’S sole cost and expense, except as expressly provided in this Agreement.

(b)  Responsibilities of ROSETTA. Notwithstanding anything to the contrary in Section 2.2.1(a), ROSETTA hereby agrees to perform the market development activities in support of Collaboration Products and Collaboration Services described on Schedule 4 attached hereto and incorporated herein by reference.

2.2.2  Diligence. AMBION will exercise commercially reasonable efforts in Developing and Commercializing Collaboration Products and Collaboration Service, and in undertaking actions required to obtain appropriate Regulatory Approvals necessary to market Collaboration Products and Collaboration Services in the Field throughout the Territory, such commercially reasonable efforts to be in accordance with the efforts and resources an established diagnostic company would use for a product owned by it or to which it has rights, which is of similar market potential at a similar stage in development as the applicable Collaboration Product or Collaboration Service, taking into account the proprietary position of the Collaboration Product or Collaboration Service, the relative potential efficacy of the Collaboration product or Collaboration Service, the regulatory requirements involved in its Development and Commercialization, the cost of goods and availability of capacity to manufacture and supply the, Collaboration Product and provide the Collaboration Service at commercial scale, and other relevant factors.

2.3  Information Updates.

2.3.1  Updates and Reports. In addition to reports to the JSC regarding the Development Program pursuant to Section 2.1(d), AMBION shall keep ROSETTA reasonably informed regarding the progress of AMBION’s efforts to Develop and Commercialize Collaboration Products and/or Collaboration Services in the Field and in the Territory by providing ROSETTA with quarterly reports which shall (a) summarize AMBION’s efforts to Develop and Commercialize Collaboration Products and/or Collaboration Services, and (b) identify the Regulatory Filings with respect to such Collaboration Products and/or Collaboration Services that AMBION or any of its Affiliates or Sublicensees have filed, sought or obtained in the prior Calendar Quarter or reasonably expect to make, seek or attempt to obtain in the following Calendar Quarter.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

2.3.2  Adverse Event Information. In addition to the updates described in Section 2.3.1, AMBION shall provide ROSETTA with copies of all adverse and product complaint information relating to Collaboration Products and/or Collaboration Services as such information is compiled or prepared by AMBION in the normal course of business in connection with the Development or Commercialization of any Collaboration Product and/or Collaboration, Service and, in any event, within time frames consistent with reporting obligations under Applicable Laws.

2.3.3  Preparation of Regulatory Filings. AMBION shall consult with ROSETTA in good faith in connection with the preparation of all Regulatory Filings for Collaboration Products and Collaboration Services. AMBION shall consider all comments of ROSETTA in good faith, taking into account the best interests of the Collaboration and of the Development and Commercialization of the applicable Collaboration Product and/or Collaboration Service on a global basis. In addition, subject to any Third Party confidentiality obligations, AMBION shall promptly provide ROSETTA with copies of any document or other correspondence received from the FDA pertaining to any Collaboration product and/or Collaboration Service.

2.4  Joint Steering Committee.

2.4.1  Establishment. ROSETTA and AMBION hereby establish the Joint Steering Committee to serve as a forum for coordination and communication between the Parties with respect to the Development Program and in connection with the Development and Commercialization by AMBION of Collaboration Products and Collaboration Services. The JSC shall serve solely as a forum for such, coordination and communication and shall not have any authority to make decisions.

2.4.2  Membership. Each of ROSETTA and AMBION shall designate an equal (not less than two (2)) number of representatives to the JSC (which may be employees of, or consultants to, such Party). Unless otherwise agreed by the Parties, one of AMBION’s representatives shall be designated as the Chairman of the JSC. Each Party shall have the right at any time to substitute individuals on a permanent or temporary basis, for any of its previously designated representatives to the JSC by giving written notice to the other Party.

2.4.3  Meetings.

(a)  Schedule of Meetings; Agenda. The JSC shall establish a schedule of times or regular meetings, taking into account, without limitation, the planning needs of the Collaboration. In addition, special meetings may be convened by any member of the JSC upon thirty (30) days (or, if such meeting is proposed to be conducted by teleconference, upon ten (10) days) written notice to the other members. In no event shall the JSC meet less frequently than four (4) times in each Calendar Year. Regular and special meetings of the JSC may be held in person or by teleconference or videoconference; provided that meetings held in person shall alternate between the respective offices of the Parties in Austin, Texas and Rehovot, Israel or such other locations mutually agreeable to the JSC members. The Chairman shall have the responsibility for preparing and circulating to each JSC member an agenda for each JSC meeting not later than one (1) week prior to such meeting,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)  Minutes. The JSC shall keep minutes of its meetings that record its discussions and decisions in reasonable detail. Drafts of the minutes shall be prepared and circulated to the members of the JSC within a reasonable time after the meeting, not to exceed ten (10) business days, and the Parties shall alternate responsibility for the preparation and circulation of draft minutes. Each member of the JSC shall have the opportunity to provide comments on the draft minutes. Draft minutes shall be approved, disapproved and revised as necessary at the next JSC meeting. Upon approval, final minutes of each meeting shall be circulated to the members of the JSC by the Chairman.

(c)  Expenses. ROSETTA and AMBION shall each bear all expenses of their respective JSC representatives related to their participation on the JSC and attendance at JSC meetings.

3.  CONSIDERATION

3.1  Payment of Royalties; Royalty Rates; Accounting and Records.

3.1.1  Payment of Royalties.

(a)  Royalty Rates. AMBION shall pay ROSETTA a royalty based on Annual Net Sales of each Collaboration Product and Collaboration Service commencing with the Calendar Year (or partial Calendar Year) in which the First Commercial Sale of such Collaboration Product or Collaboration Service occurs and ending upon expiration of the Royalty Term for such Collaboration Product and Collaboration Service, at the following rates:

Annual Net Sales	Royalty Rate

Up to and including $[***] million	[***]%

Above $[***] million and up to and including $[***] million	[***]%

Above $[***] million and up to and including $[***] million	[***]%

Above $[***] million and up to and including $[***] million	[***]%

Above $[***] million	[***]%

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

For purposes of clarity, for example, if Annual Net Sales are equal to $[***] million, the royalty payment under this Agreement shall be $[***] million ([***]% of $[***]million, plus [***]% of $[***] million, plus [***]% of $[***] million). The applicable royalty rates will apply per product and the quantity of Annual Net Sales for each such product will be calculated separately for each Calendar Year.

(b)  Payment Dates and Reports. Royalty payments shall be made by AMBION within thirty (30) days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale of each Collaboration Product and/or Collaboration Service occurs. All payments shall be made by wires transfer to the credit of such bank account as shall be designated in writing from time to time by ROSETTA. ROSETTA shall designate a suitable account within thirty (30) days of the Effective Date. AMBION shall also provide, at the same time each such payment is made, a report showing: (i) the Net Sales of each Collaboration Product and Collaboration Service by country in the Territory; (ii) the basis for any deductions from gross amounts billed or invoiced to determine Net Sales; (iii) the applicable royalty rates for such Collaboration Product and Collaboration Service; (iv) the exchange rates used in calculating any of the foregoing; and (v) a calculation of the amount of royalty due to ROSETTA.

3.1.2  Records: Audit Rights. AMBION and its Affiliates and Sublicensees shall keep and maintain for three (3) years from the date of each payment of royalties hereunder complete and accurate records of their respective gross sales and Net Sales by AMBION and its Affiliates and Sublicensees in sufficient detail to allow royalties to be determined accurately. ROSETTA shall have the right for a period of three (3) years after receiving any such payment to appoint at its expense an independent certified public accountant reasonably acceptable to AMBION to inspect or audit he relevant records of AMBION and its Affiliates and Sublicensees solely to verify that the amount of such payment was correctly determined. AMBION, its Affiliates and Sublicensees shall each make its records available for inspection or audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from ROSETTA, solely to verify that royalty payments hereunder were correctly announced for or determined. Such inspection or audit right shall not be exercised by ROSETTA more than once in any Calendar Year or more than once with respect to sales of a particular Collaboration product or Collaboration Service in a particular period, whichever is less frequent. All records made available for inspection or audit shall be deemed to be Confidential Information of AMBION and, at AMBION’s request, the accountant shall enter into a confidentiality agreement with both Parties substantially similar to Section 4.1 limiting the disclosure and use of such information. The result of each inspection or audit, if any, shall be binding on both Parties. In the event there was an underpayment by AMBION hereunder, AMBION shall promptly (but in any event no later than thirty (30) days after AMBION’s receipt of the independent accountant’s report so concluding) make payment to ROSETTA of any shortfall. In the event that there was an overpayment by AMBION’s hereunder, ROSETTA shall promptly (but in any event no later than thirty (30) days after ROSETTA’s receipt of the independent accountant’s report so concluding) refund to AMBION the excess amount. ROSETTA shall bear the full cost of such audit unless such audit discloses an underreporting by AMBION of more than [***] percent ([***]%) of the aggregate amount of royalties payable in any Calendar Year, in which case AMBION shall reimburse ROSETTA for all costs incurred by ROSETTA in connection with such inspection or audit.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.1.3  Overdue Royalties. All royalty payments not made within the time period set forth in Section 3.1.1 shall bear interest at a rate of [***] percent ([***]%) per month from the due date until paid in full or, if less, the maximum interest rate permitted by Applicable Laws. Any such overdue royalty shall, when made, be accompanied by, and credited first to, all interest so accrued.

Withholding Taxes. Withholding tax, if any, levied by a government of any country of the on payments made by AMBION to ROSETTA hereunder or any part thereof according to the relevant law shall be borne by ROSETTA. AMBION will pay such withholding tax, to the respective taxing authorities and will deduct such amount front the royalty due to ROSETTA. AMBION shall use its best efforts to enable ROSETTA to claim exception there from under any double taxation or similar agreement in force and shall produce to ROSETTA proper evidence of payments of all withholding taxes. Notwithstanding the foregoing, ROSETTA represents and warrants that ROSETTA’s tax documentation, including, but not limited to its W-9, on file with AMBION as of the Effective Date is accurate.

3.1.4  All payments made by AMBION hereunder shall be free and clear of any taxes, duties, levies, fees or charges except for applicable withholding taxes, if any. AMBION shall make any applicable withholding payments due from ROSETTA on its behalf and shall promptly thereafter provide ROSETTA with written documentation of any such payment sufficient to enable ROSETTA to satisfy the requirements of any taxing authority with regard to an application for a foreign tax credit for such payment.

3.1.5  Foreign Currency Exchange. All royalty payments shall be payable in full in United States Dollars, regardless of the countries in which sales are made. For the purpose of computing Net Sales for Collaboration Products or Collaboration Services in any currency other than United States Dollars, the quarterly royalty payment will be calculated as follows:

(A/B) x C = United States Dollars royalty payment on Net Sales sold in any currency other than United States Dollars during a Calendar Quarter, where

A= foreign “Net Sales” (as defined above) in such Calendar Quarter expressed in such foreign currency;

B= foreign exchange conversion rate, expressed in local currency of the foreign country per United States Dollar (using, as the applicable foreign exchange rate, the daily rate of exchange set forth on the web site www.oanda.com or, to the extent the web site is not available, as published in the Wall Street Journal); and

C= the royalty rate(s) applicable to such Net Sales under this Agreement.

3.1.6  Acknowledgement. AMBION recognizes and acknowledges that each of the following, separately and together, has substantial economic benefit to AMBION: (i) ROSETTA’s expertise concerning the discovery and understanding of miRNAs; (ii) the performance by ROSETTA of the Development Program; (iii) the disclosure to AMBION of results obtained in the Development Program by ROSETTA; (iv) the licenses granted to AMBION hereunder with respect to ROSETTA Technology and Joint Technology are not within the claims of any Patent Rights Controlled by ROSETTA; (v) the licenses granted to AMBION under Patent Rights Controlled by ROSETTA; and (vi) the exclusivity afforded to AMBION by each of the foregoing the Parties agree that the royalty rates set forth in Section 3.1.1 reflect a fair and reasonable blended allocation of the values provided by ROSETTA to AMBION, regardless of whether, any particular Collaboration Product or Collaboration Service contains or uses one or more ROSETTA miRNAs.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3.2  Sublicense Income. In the event that AMBION grants a sublicense to a Third Party that is not an Affiliate in accordance with Section 5.1.2, the Parties shall negotiate in good faith the consideration to be paid to ROSETTA as a result of each such sublicense.

4.  TREATMENT OF CONFIDENTIAL INFORMATION;

PUBLICITY NON-SOLICITATION.

4.1  Confidentiality.

4.1.1  Confidentiality Obligations. ROSETTA and AMBION each recognizes that the other Party’s Confidential Information and Proprietary Materials constitute highly valuable assets of such other Party. ROSETTA and AMBION each agrees that, subject to Section 4.1.2, during the Term and for an additional five (5) years thereafter, it will not disclose, and will cause its Affiliates and sublicensees not to disclose, any Confidential Information or Proprietary Materials of the other Party. In addition, each Party agrees that it will not use, and will cause its Affiliates not to use, any Confidential Information or Proprietary Materials of the other Party except as expressly permitted hereunder. Without limiting the generality of the foregoing, each Party shall take such action, and shall cause its Affiliates and sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information and Proprietary Materials as such Party would customarily take to preserve the confidentiality of its own Confidential Information and Proprietary Materials.

4.1.2  Limited Disclosure. ROSETTA and AMBION each agrees that disclosure of its Confidential Information or any transfer of its Proprietary Materials maybe made by the other Party to any employee, consultant or Affiliate of such other Party to enable such other Party to exercise its rights or to carry out its responsibilities under this Agreement; provided that any such disclosure or transfer shall only be made to Persons who are bound by the written obligations as described in Section 4.13. In addition, ROSETTA and AMBION each agrees that the other Party may disclose its Confidential Information (a) on a need-to-know basis to such other Party’s legal and financial advisors, (b) as reasonably necessary in connection with an actual or potential (i) permitted sublicense of such ether Party’s rights hereunder, (ii) debt or equity financing of such other Patty or (iii) permitted assignment of this Agreement pursuant to Section 12.9 involving such other Party and (c) if the Person receiving such Confidential Information or Proprietary Materials of the other Party agrees in writing to maintain the confidentiality of such Confidential Information or Proprietary Materials of the other Party with terms at least as restrictive as those contained in Section 4.1.1. In addition, each Party agrees that the other Party may disclose such Party’s Confidential Information or Proprietary Materials (A) as reasonably necessary to file, prosecute or maintain Patent Rights, or to file, prosecute or defend litigation related to Patent Rights, in accordance with this Agreement; or (B) as required by Applicable Laws; provided that; in the case of any disclosure under this clause (B) the disclosing Party shall (1) if practicable, provide the other Party with reasonable advance notice of and an opportunity to comment on any such required disclosure, (2) if requested by such other Party, seek, or cooperate in all reasonable respects with such other Party’s efforts to obtain, confidential treatment or a protective order with respect to any such disclosure to the extent available at such other Party’s expense, and (3) use good faith efforts to incorporate the comments of such other Party in any such disclosure or request for confidential treatment or protective order.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.1.3  Employees and Consultants. ROSETTA and AMBION each hereby represents that all of its employees and consultants, and all of the employees and consultants of its Affiliates, who participate in the activities of the Collaboration or (except for routine maintenance or cleaning staff) have access to Confidential Information or Proprietary Materials of the other Party are or will, prior to their participation or access, be bound by written obligations to maintain such Confidential Information or Proprietary Materials in confidence and not to use such information except as expressly permitted hereunder. Each Party agrees to use, and to cause its Affiliates to use, reasonable efforts to enforce such obligations.

4.2  Publicity. The Parties acknowledge that the terms of this Agreement constitute Confidential Information of each Party and may not be disclosed except as permitted by Section 4.1.2. Notwithstanding anything to the contrary in Section 4.1, (i) either Party may disclose the existence of this Agreement and the nature and scope of the Collaboration, and (ii) the Parties, upon the execution of this Agreement, shall mutually agree to a press release with respect to this Agreement and, once such press release is approved for disclosure by both parties, either Party may make subsequent public’ disclosure of the contents of such press release without further approval of the other Party. Thereafter, neither Party shall publish, present or otherwise disclose publicly any material related to the Development Program or to the Development or the Commercialization of a Collaboration Product or Collaboration Service without the prior written consent of the other Party.

4.3  Publications and Presentations. The Parties acknowledge that scientific publications must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder. Except as required by Applicable Laws, each Party agrees that it shall not publish or present, or permit to be published or presented, the results of the Development Program or the Development or Commercialization of a Collaboration Product or Collaboration Service, including but not limited to, studies or clinical trials carried out by such Party as part of the Collaboration under this Agreement, without the prior review by and the approval of the other Party. Each Party shall provide to the other Party the opportunity to review any of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) which relate to the Development Program or the Development or the Commercialization of a Collaboration Product or Collaboration Service at least thirty (30) days prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party within such thirty (30) day period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to sixty (60) days from the date of such written request to seek appropriate patent protection for any material in such publication or presentation which the other Party reasonably believes is patentable. Once such abstracts, manuscripts or presentations have been reviewed by the other Party, the same abstracts, manuscripts or presentations do not have to be provided again, to the either Party for review for a later submission for publication. Each Party also shall have the right to require that its Confidential Information that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized and co-authorship shall be determined in accordance with customary industry standards.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

4.4  Prohibition on Solicitation. Without the written consent of the other Party, neither Party nor its Affiliates shall, for a period of five (5) years from the Effective Date, solicit (directly or indirectly) any employee of the other Party or its Affiliates who participated in the Development Program at anytime. This provision shall not restrict either Party or its Affiliates from advertising employment opportunities in any manner that does not directly target the other Party or its Affiliates.

5.  LICENSE GRANTS; RESTRICTIONS ON USE

5.1  Grant of Rights to AMBION.

5.1.1  License Grant. Subject to the other terms, of this Agreement (including without limitation Section 5.1.4), ROSETTA hereby grants to AMBION during the Royalty Term an exclusive (as to all Third Parties and as to ROSETTA), royalty-bearing license, including the right to grant sublicenses as described in Section 5.1.2, under the Licensed Technology and the Licensed Patent Rights (a) to Develop Collaboration Products and Collaboration Services under the Development Program in accordance with the Development Plan for use in the Field; and (b) to Commercialize and have Commercialized Collaboration Products and Collaboration Services for use in the Field and in the Territory. For purposes of clarity, it is acknowledged that the use by ROSETTA of the Licensed Technology and Licensed Patent Rights, including without limitation, ROSETTA miRNA Sequences, and all Collaboration Products in (a) its own research and product development activities, (b) academic collaborations, and (c) collaborations with Third Party commercial entities to discover, develop and commercialize therapeutic or diagnostic products and/or services outside the Field shall not be deemed to be Development or Commercialization of Collaboration Products or Collaboration Services.

5.1.2  Right to Sublicense. AMBION shall have the right to grant to sublicenses under the license granted to it under Section 5.1.1 to any Affiliate or Third Party; provided, that (a) AMBION shall have obtained the prior written approval of ROSETTA to each such sublicense to a Third Party, (b) it shall be a condition of any such sublicense that such Sublicensee agrees in writing with ROSETTA to be bound by (i) all terms of this Agreement applicable to the Commercialization of Collaboration Products and Collaboration Services in the Field in the Territory (including, without limitation, Article 4) and (ii) the Restrictions on Use set forth on Schedule 5 attached hereto as described in Section 5.1.4; and (c) AMBION shall not be relieved of any of its obligations pursuant to this Agreement as a result of such sublicense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.1.3  Appointment of Distributors. AMBION shall have the right to appoint one or more Third Parties within AMBION’s normal chain of distribution to act as distributors of Collaboration Products (each, a “Distributor”), provided, that, any sale or transfer for value of a Collaboration Product to such Distributor shall be included in the definition of Net Sales at the transfer price to the Distributor in the event of a transfer for value.

5.1.4  Restrictions; Labeling

(a)  Restrictions on Use. AMBION shall include with all Collaboration Products sold by it or any; Affiliate to any Third Party, and shall require any Sublicensee or Distributor to include with respect to all Collaboration Products sold by such Sublicensee or Distributor the restrictions on use substantially in the form set forth in Schedule 5, attached hereto (the “Restrictions on Use”). AMBION agrees to include such Restrictions on Use with Collaboration Products according to the same, standards that AMBION provides similar license restrictions on products sold by AMBION. In the event that AMBION becomes aware of additional requirements that are needed to enforce the Restrictions on Use, AMBION agrees to notify ROSETTA of such requirements, and the Parties shall mutually agree on revised language to be included in Schedule 5.

(b)  Notice of Breach. If at any time during the Term, AMBION has knowledge that a Third Party purchaser of a Collaboration Product is breaching the Restrictions on Use, AMBION shall promptly notify ROSETTA, and the Parties shall mutually agree on how to address such Third Marty breach.

(c)  Labelling. In addition to the Restrictions on Use, AMBION shall include on the packaging of Collaboration Products any additional language and/or graphics reasonably requested by ROSETTA in the form provided by ROSETTA (including without limitation language that discloses that the applicable Collaboration Product incorporates ROSETTA Technology), the exact wording and/or design of which to be determined by mutual agreement of the Parties at the time of Commercialization of each such Collaboration Product.

5.1.5  Use of Results. AMBION shall have the right to use or incorporate the ROSETTA Results in patent applications (or the prosecution thereof) pertaining to AMBION miRNA Sequences but only to the extent necessary or useful to support claims solely owned by AMBION and in which ROSETTA has no ownership interest.

5.2  Grant of Rights to ROSETTA.

5.2.1  License Grant. Subject to the ether terms of this Agreement. AMBION hereby grants to ROSETTA and its Affiliates during the Term, a personal, non transferable royalty-free license, without the right to grant sublicenses, under AMBION Technology and AMBION Patent Rights and AMBION’s interest in Joint Program Technology and Joint Program Patent Rights for the sole purpose of fulfilling its obligations under the Development Program in accordance with the Development Plan.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.2.2  Use of Results. ROSETTA shall have the right to use or incorporate the AMBION Results in patent applications (or the prosecution thereof) pertaining to ROSETTA miRNA Sequences but only to the extent necessary or useful to support claims solely owned by ROSETTA and in which AMBION has no ownership interest

5.2.3  No Other Rights. Except as expressly set forth herein, AMBION shall have no rights to use or otherwise exploit ROSETTA Technology, ROSETTA Patent Rights or ROSETTA Materials (including without limitation ROSETTA miRNA Sequences or ROSETTA miRNA Profiles).

6.  INTELLECTUAL PROPERTY R.IGHTS

6.1  Disclosure of Inventions. Each of ROSETTA and AMBION shall promptly provide the other Party through the Patent Coordinators with written notice concerting all Program Inventions that are conceived or reduced to practice in the conduct of the Development Program by employees or consultants of either of them or their Affiliates, alone or jointly with employees or consultants of the other Party or its Affiliates. The Parties shall, through the Patent Coordinators, amend Schedule 2 from time to time during the Term to list any Program, Inventions that are Licensed Patent Rights.

6.1.1  ROSETTA Intellectual Property Rights. ROSETTA shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all ROSETTA Technology and ROSETTA Patent Rights, subject to the rights of, and the licenses granted to, AMBION as set forth herein.

6.1.2  AMBION Intellectual Property Rights. AMBION shall have sole and exclusive ownership of all right, title and interest on a worldwide basis in and to any and all AMBION Technology and AMBION Patent Rights, subject to the rights of, and the licenses granted to, ROSETTA as set forth herein.

6.1.3  Joint Program Technology Rights. AMBION and ROSETTA shall jointly own all Joint Program Technology and Joint Program Patent Rights, subject to the rights of, and the licenses granted to, each Party hereunder. Notwithstanding anything to the contrary contained herein or under Applicable Law, the Parties hereby agree that either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Program Technology or Joint Program Patent Rights for any purposes outside the Field and the Prostate Cancer Therapeutic Field without the prior written consent of the other Party, without restriction and without the obligation to provide compensation to the other Party. Within the Field, only AMBION shall have the right to use, license or sublicense any interest in the Joint Program Technology, subject to Section 5.1.2. Within the Prostate Cancer Therapeutic Field, either Party may use or license or sublicense to Affiliates or Third Parties all or any portion of its interest in Joint Program Technology or Joint Program Patent Rights; provided that (i) [***] percent ([***]%) of license fees and royalties from any license or sublicense of such Joint Technology by itself (and without any license to any other Technology or Patent Rights of the licensing Party) shall be paid to the licensing Party and [***] percent ([***]%) shall be paid to the other Party; and (ii) [***] percent ([***]%) of license fees and royalties from any licenses or sublicenses of Joint Program Technology or Joint Program Patent Rights in combination with other Technology or Patent Rights of the licensing Party, shall be allocated to the licensing Party and [***] percent ([***]%) shall be allocated to the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.2  Patent Coordinators. ROSETTA and AMBION shall each appoint a patent coordinator (each, a “Patent Coordinator”), who shall serve as such Party’s primary liaison with the other Party on matters relating to patent filing, prosecution, maintenance and enforcement. Each Party may replace its Patent Coordinator at any time by notice in writing to the other Party.

6.3  Inventorship. In case of a dispute between ROSETTA and AMBION over inventorship, such dispute shall be resolved by application of United States patent law by patent counsel selected by the JSC who (and whose firm) is not at the time of the dispute, and was not at an time during the five (5) years prior to such dispute, performing services for either of the Parties. Expenses of such patent counsel shall be shared equally by the Parties.

7.  FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

7.1  Patent Filing, Prosecution and Maintenance. The responsibility for filing, prosecution and maintaining Patent Rights shall be as follows:

7.1.1  ROSETTA Patent Rights. ROSETTA, acting through patent counsel of its choice, shall be responsible, at its sole expense, for the preparation, filing, prosecution and maintenance of all ROSETTA Patent Rights. At ROSETTA’s request, AMBION shall cooperate with ROSETTA in all reasonable respects in connection with such preparation, filing, prosecution and maintenance of ROSETTA Patent Rights and Development Stage Patent Rights.

7.1.2  AMBION Patent Rights. AMBION, acting through patent counsel of its choice, shall be responsible, at its own expense, for the preparation, filing, prosecution and maintenance of all AMBION Patent Rights. At AMBION’s request, ROSETTA shall cooperate, with and assist AMBION in all reasonable respects, at AMBION’s expense, in connection with such preparation, filing, prosecution and maintenance of AMBION Patent Rights.

7.1.3  Joint Program Patent Rights. The Parties will cooperate through their respective Patent Coordinators to jointly select outside patent counsel to handle the filing, prosecution and maintenance of patents and patent applications claiming Joint Program Technology. ROSETTA shall control the prosecution of patent applications claiming inventions that are Joint Program Technology provided that, in addition to the provisions of Section 7.1.4, ROSETTA shall not take any action to amend or abandon any claim in a manner which would reduce the scope of coverage in the Field without the consent of AMBION, not to be unreasonably withheld, without affording AMBION the opportunity to retain such claim. The fees of counsel and the other costs and expenses related to patents and patent applications shall be shared equally by the Parties. Should one Party desire not to share in the cost of any such patent or patent applications, the other Party shall gain sole control of the filing, prosecution or maintenance of such patents or patent applications, which shall be deemed to be the Program Technology of such Party and such Party shall have sole responsibility for filing, prosecution or maintenance expenses with respect thereto.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

7.1.4  Information and Cooperation. Except as otherwise provided herein, each Party responsible for the filing of the filing, prosecution and maintenance of Patent Rights under this Section 7.1 (the “filing Party”) shall (a) regularly provide the other Party with copies of all patent applications filed hereunder and other material submissions and correspondence with the patent offices, in sufficient time to allow for review and comment by the other Party and (b) provide the other Party and its patent counsel with an opportunity to consult with the filing Party and its patent counsel regarding the filing and contents of any such application, amendment, submission or response. The filing Party hereby agrees that the advice and suggestions of the other Party and its patent counsel shall be taken into reasonable consideration by the filing Party and its patent counsel in connection with each filing. Each Party shall, upon request from the filing Party and at the filing Party’s sole cost, reasonably cooperate with the filing Party in connection with such patent filing activities.

7.1.5  Assignment of Patents. The assignment of any Patent Right under this Agreement shall include the right to enforce and collect damages for infringement of such Patent Right.

7.2  Legal Actions.

7.2.1  Third Party Infringement.

(a)  Infringement. In the event either Party becomes aware of any possible infringement in the field of any ROSETTA Patent Rights, AMBION Patent Rights or Joint Program Patent Rights (a “Third Party Infringement”), that Party shall promptly notify the other Party and provide it with all details of such Third Party Infringement of which it is aware (each an “Infringement Notice”). ROSETTA shall have the first right and option, but not the obligation, to eliminate any such Third Party Infringement of ROSETTA Patent Rights within the Field, and AMBION shall have the first right and option, but not the obligation, to eliminate any Third Party Infringement of AMBION Patent Rights and/or of Joint Program Patent Rights within the Field, in any case, by taking reasonable steps, which may include the institution of legal proceedings; or the taking of other actions. All costs, including, without limitation, attorneys’ fees, relating to such legal proceedings or other actions shall be borne by the Party that assumes such obligation as described above. If ROSETTA does not take commercially reasonable steps to eliminate any Third Party Infringement of ROSETTA Patent Rights within three (3) months and such Third Party Infringement relates to the Field, then AMBION shall have the right and option to do so at its expense. AMBION does not take commercially reasonable steps to eliminate any Third Party Infringement of Joint Program Patent Rights within three (3) months and such Third Party Infringement relates to the Field, then ROSETTA shall have the right and option to do so at its expense. Neither Party shall settle any Third Party Infringement claim or proceeding under this Section 7.2.1(a) without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)  ParticipationEach Party shall have the right to participate, and be represented by counsel that it selects, in any legal proceedings or other action instituted under this Section 7.2.1 by the other Party. If a Party with the right to initiate legal proceedings under Section 7.2.1 to eliminate a Third Party Infringement lacks standing to do so and the other Party has standing to initiate such legal proceedings, then the Party with standing shall initiate such legal proceedings at the request and expense of the other Party.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(c)  Joint Program Patent Rights. In the event of a Third Party Infringement of a Joint Program Patent Right outside the Field, the Parties shall enter into discussions as to whether and how to eliminate such Third Party Infringement. Each Party shall bear an equal share of the cost of any action, suit or proceeding instituted under this Section 7.2.1(c). An equal share of all amounts recovered shall be received by each party. If the Parties are unable to determine whether and how to institute an action, suit or proceeding for Third Party Infringement of any such Joint Program Patent Right in the Diagnosis of any disease other than Prostate Cancer, either Party shall have the right to prosecute such Third Party Infringement, in which event that Party shall hear all of the expense and be entitled to retain all amounts that it recovers. If the Parties are unable to determine whether and how to institute an action, suit or proceeding for Third Party Infringement of any such Joint Program Patent Right in the Therapy of any disease or any other use of Joint Program Patent Rights, ROSETTA shall have the right to Prosecute such Third Party Infringement, in which event ROSETTA shall bear all of the expense and be entitled to retain all amounts that it recovers. Each Party shall have the right to be represented by counsel of its own selection in any action, suit or proceeding instituted under this Section 7.2.1(c) by the other Party. If a Party lacks standing and the other Party has standing to bring any such action, suit or proceeding, then the Party with standing shall bring such suit at the at the request and expense of the other Party.

(d)  Cooperation. In any action, suit or proceeding instituted under this Section 7.2.1, the Parties shall cooperate with and assist each other in all reasonable respects. Upon the reasonable request of the Party instituting such action, suit or proceeding, the other Party shall join therein and shall be represented using counsel of its own choice, at the requesting Party’s expense.

(e)  Recovery. Any amounts recovered-by ROSETTA pursuant to actions under Section 7.2.1(a) shall be allocated in the following order: (i) first, to reimburse ROSETTA and AMBION for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to covert the totality of such expenses); and (ii) then, 100% to ROSETTA. Any amounts recovered by AMBION pursuant to Section 7.2.1(a), whether by settlement or judgment, shall be allocated in the following order: (i) first, to reimburse AMBION and ROSETTA for their reasonable out-of-pocket expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and (ii) then, to AMBION and ROSETTA in the same proportion as AMBION’s historic profits on Net Sales of the Collaboration Product or Collaboration Service affected by the Third Party Infringement bears to ROSETTA’s historic royalties hereunder in respect of such Net Sales, in each case as determined in good faith.

7.2.2  Defense of Claims.

(a)  Potential Infringement by AMBION. In the event that either Party becomes aware that the use in the Field by AMBION of any ROSETTA miRNA Sequence or Public miRNA Sequence infringes or may infringe the Patent Rights of a Third Party by reason of the conduct of the Development Program, or the Development or the Commercialization of any Collaboration Product or Collaboration Service (an “ANIBION Infringement”), AMBION may, in its discretion, at its cost and expense, (i) negotiate and enter into a license agreement or other arrangement with such Third Party to secure the necessary rights to patent(s) and/or patent application(s) owned by such Third Party which in AMBION’s reasonable opinion would present an issue of infringement by reason of AMBION ‘s manufacture, having manufactured, use, having used, offer for sale, sale, exportation or importation of a Collaboration Product or Collaboration Service, (ii) remove the infringing ROSETTA miRNA Sequence or Public miRNA Sequence from the Collaboration Product or Collaboration Service, or (iii) terminate sale of the Collaboration Product or Collaboration Service, which termination shall not be a breach of this Agreement, in which case AMBION shall provide ROSETTA with prompt written notice of same. Should AMBION fail to obtain such rights within twelve (12) months after having received notice from ROSETTA of such patent(s) and/or patent application(s), ROSETTA shall have the right but not the obligation, at its cost and expense, to negotiate and enter into a license agreement or other arrangement to obtain such rights under such Third Party patent(s) and/or patent application(s).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(b)  Third Party Action. If any Third Party action, suit or proceeding is commenced against either Party alleging any such AMBION Infringement, (i) AMBION shall have the obligation to defend such action, suit or proceeding at its sole expense; (ii) ROSETTA shall have the right to separate counsel at its own expense in any such action, suit or proceeding; and (iii) the Parties shall cooperate with each other in all reasonable respects in any such action, suit or proceeding. Each Parry shall provide the other Party with prompt written notice of the commencement of any such suit, action or proceeding of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged AMBION Infringement that is received by such Party. For purposes of clarity, nothing in this Section 7.2.2 shall affect the right of ROSETTA to defend itself in any such action, suit or proceeding. However, AMBION shall have the sole authority to compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding without ROSETTA’s prior written consent, if and only if the disposition of such suit, action or proceeding (i) does not subject ROSETTA to any financial obligation or duty whatsoever and (ii) does not require or imply any acknowledgement of fault on the part of ROSETTA. Any other disposition of such suit shall require ROSETTA’S prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

8.  TERM AND TERMINATION

8.1  Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until (a) such time as AMBION is no longer Developing any Collaboration Products or Collaboration Services for use in the Field or (b) if, as of the time AMBION is no longer Developing any Collaboration Products or Collaboration Services for use in the field it is Commercializing one or more Collaboration Products or Collaboration Services, such time as the Royalty Term for all such Collaboration Products or Collaboration Services has ended, unless earlier terminated in accordance with the provisions of this Article 8 (the “Term”).

8.2  Termination. This Agreement may be terminated at any time by either Party, or by the Party specified, as follows:

8.2.1  Termination for Breach. Either Party may terminate this Agreement, effective immediately upon written notice to the other Party by giving sixty (60) days’ written notice to the Party committing any material breach of this Agreement (or, to the extent the material breach involves the failure to pay any amounts due under this Agreement upon thirty (3o) days’ written notice). Notwithstanding anything to the contrary set forth herein, (a) if the asserted breach is cured or shown to be non-existent within the sixty (60) or thirty (30) day cure period, the notice of breach hereunder shall be deemed automatically withdrawn and (b) a material default by a Party shall not give rise to the termination right under this Section 8.2,1 to the extent such material default arises from a Force Majeure event described in Section 12.10; provided, that the Party allegedly breaching the Agreement shall have the burden of demonstrating the occurrence of the Force Majeure event.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.2.2  Termination for Insolvency. In the event that either Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, file a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party. In connection therewith, all rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United states Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

8.3  Consequences of Termination of Agreement. In the event of the termination of this Agreement pursuant to Section 8.2 the following provisions shall apply, as applicable.

8.3.1  Termination by ROSETTA Pursuant to Section 8.2.1. If this Agreement is terminated by ROSETTA pursuant to Section 8.2.1, the following, provisions shall apply:

(a)  the licenses and rights granted to AMBION pursuant to Section 5.1 shall immediately terminate, and AMBION shall be deemed to have granted to ROSETTA, as of the date of termination, an exclusive (even as to AMBION), worldwide, royalty bearing license, with the rights to sublicense, under AMBION Technology and AMBION Patent Rights and AMBI.ON’S interest in Joint Program Technology and Joint Program Patent Rights, to Develop, have Developed, Commercialize and have Commercialized Collaboration Products and Collaboration Services then being Developed or Commercialized for use in the Field; provided, that if ROSETTA sells any such Collaboration Product or Collaboration Service itself, ROSETTA shall pay royalties to AMBION as set forth in Section 3.1, mutatis mutandis, and if ROSETTA licenses a Third Party to sell any such Collaboration Product or Collaboration Service, ROSETTA shall pay to AMBION [***] percent ([***]%) of all royalties received from such Third Party with respect to sales of such Collaboration Product or Collaboration Service.

(b)  each Party shall promptly return all Confidential Information and Proprietary Materials of the Other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder;

(c)  upon-request of ROSETTA, AMBION shall promptly, and in any event within sixty (60) days after ROSETTA’s request: (i) transfer to ROSETTA all of its right, title and interest in all Regulatory Filings and Regulatory Approvals then in its name applicable to any Collaboration Product or Collaboration Service, and all material aspects of Confidential Information Controlled by it as of the date of termination relating to such Regulatory Filings and Regulatory Approvals; (ii) notify the applicable Regulatory Authorities and take any other action reasonably necessary to effect such transfer, and (iii) provide ROSETTA with copies all correspondence between. AMBION and such Regulatory Authorities relating to such Regulatory Filings and Regulatory Approvals; (iv) AMBION hereby grants to ROSETTA an irrevocable power of attorney, coupled with an interest, to take the actions set forth in this Section 8.3.1 (c) if AMBION does not no so within sixty (60) days of ROSETTA’s request.; and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(d)  if AMBION has manufactured, is manufacturing or having manufactured any Collaboration Product as of the effective date of termination: (i) AMBION shall, if requested by ROSETTA, supply ROSETTA with its requirements for all such-Collaboration Product for up to thirty-six (36) months following such termination at a transfer price equal to AMBION’s fully burdened cast for the supply of such Collaboration Product, and (ii) within sixty days after ROSETTA’s request, AMBION shall provide to ROSETTA or its designee all information in its possession with respect to the manufacture of each such Collaboration Product.

8.3.2  Termination by AMBION Pursuant to Section 8.2.1 or Section 8.2.2. If this Agreement is terminated by AMBION pursuant to Section 8.2.1 or Section 8.2.2:

(a)  AMBION shall continue to have the license and rights set forth in Section 5.1 to Develop Collaboration Products and Collaboration Services being Developed by AMBION as of the effective date of termination, if any, and to Commercialize and have Commercialized Collaboration Products and Collaboration Services being Commercialized by AMBION as of the effective date of termination, if any, subject to its continued payment of all royalty payments with reaped thereto; and

(b)  each Party shall promptly return all Confidential Information and Proprietary Materials of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the ether Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

8.3.3  Termination by ROSETTA Pursuant to Section 8.2.2. If this Agreement is terminated by ROSETTA pursuant to Section 8.2.2; to the extent not prohibited by Applicable Laws:

(a)  the license and rights set forth Section 5.1 shall survive solely as applied to Collaboration Products and Collaboration Services being Commercialized by AMBION as of the effective date of termination, if any, subject to AMBION’s continued payment of all royalty payments under and in accordance with this Agreement with respect thereto; and

(b)  each Party shall promptly return all Confidential Information and Proprietary Materials of the other Party that are not subject to a continuing license hereunder; provided that each Party may retain one copy of the Confidential Information of the other Party in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

8.4  Surviving Provisions. Termination or expiration of this Agreement for any reason shall be without prejudice to:

(a)  the rights and obligations of the Parties provided in Sections 8.3 and 8.4 and Articles 4, 6, 7, 10, 11, and 12 (including all other Sections or Articles referenced in any such Section or Article and including Article 1) all of which shall survive such termination;

(b)  ROSETTA’s rights to receive royalties for the duration of any applicable Royalty Term; and

(c)  any either rights or remedies provided at law or equity which either party may otherwise have.

9.  REPRESENTATIONS AND WARRANTIES

9.1  Mutual Representations and Warranties. ROSETTA and AMBION each represents and warrants to the other, as of the Effective Date, as follows:

9.1.1  Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver and perform this Agreement.

9.1.2  Authorization. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and will not violate (a) such Party’s certificate of incorporation or bylaws, (b) any agreement, instrument or contractual obligation to which such Party is bound in any material respect, (c) any requirement of any Applicable Law, or (d) any order, writ, judgment, injunction, decree, determination or award of any court or governmental agency presently in effect applicable to such Party.

9.1.3  Binding Agreement. This Agreement is a legal, valid and binding obligation of such Party enforceable against it in accordance with its terms and conditions.

9.1.4  No Inconsistent Obligation. It is not under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfillment of its obligations hereunder.

9.2  Additional Representations of ROSETTA. ROSETTA further represents and warrants to AMBION, as of the Effective Date, as follows:

9.2.1  Right to Technology. ROSETTA has the right to (a) use the Licensed Technology and Licensed Patent Rights existing as of the Effective Date as is necessary to fulfill its obligations under this Agreement; and (b) grant the licenses under the Licensed Patent Rights existing as of the Effective Date granted pursuant to this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2.2  No Conflict. The grant to AMBION of the license to the Licensed Patent Rights existing as of the Effective Date contemplated by this Agreement will not conflict with any agreement to which ROSETTA is a party as of the Effective Date.

10.  IDEMNIFICATION

10.1  Idemnification of AMBION by ROSETTA. ROSETTA shall indemnify, defend and hold harmless AMBION, its Affiliates, their respective directors, officers, employees and agents, and their respective successors, heirs and assigns (the “AMBION Indemnitees”), against all liabilities, damages, losses and expenses (including reasonable attorneys’ fees and expenses of litigation), (collectively, “Losses”) incurred by or imposed upon the AMBION Indemnitees, or any one of them as a direct result of any claims, suits, actions, demands or judgments of Third Parties; including without limitation; personal injury and product liability matters and claims of suppliers and employees (collectively, “Claims”) arising out of any action by ROSETTA in the conduct of the Development Program; provided that, with respect to any Claim for which ROSETTA has an obligation to any AMBION Indemnitee pursuant to this Section 10.1 and AMBION has an obligation to any ROSETTA Indemnitee pursuant to Section 10.2, each Party shall indemnify each of the other Party’s indemnitees for its Losses to the extent of its responsibility for the facts underlying the Claim relative to the other Party.

10.2  Indemnification of ROSETTA by AMBION. AMBION shall indemnify, defend and hold harmless ROSETTA, its Affiliates, their respective directors, officers, employees and agents and their respective successors, heirs and assigns (the “ROSETTA Indemnitees”), against any Losses incurred by or imposed upon the ROSETTA Indemnitees or any one of them, as a direct result of any Claims arising out of (a) any action AMBION in the conduct of the Development Program, (b) the Development by AMBION of any Collaboration Product or Collaboration Service, (c) the Commercialization (including, without limitation, the production, manufacture, promotion, import, sale or use by any Person) of any Collaboration Product or Collaboration Service that is manufactured or sold by AMBION or by an Affiliate, Sublicensee, Distributor or agent of AMBION; provided that with respect to any Claim for which ROSETTA has an obligation to any AMBION Indemnitee pursuant to Section 10,1 and AMBION has an obligation to any ROSETTA Indemnitee pursuant to this Section 10.2, each Party shall indemnify each of the other Party’s Indemnifities for its Losses to the extent of its responsibility for the facts underlying the Claim relative to the other Party.

10.3  Conditions to Indemnification. Person seeking recovery under this Article 10 (the “Indemnified Party”) in respect of a Claim shall give prompt notice of such Claim to the Party from which-recovery is sought (the “Indemnifying Party”) and, provided that the Indemnifying Party is not contesting its obligation under this Article 1.0, shall permit the Indemnifying Party to control any litigation relating to such Claim and the disposition of such claim; provided that the Indemnifying Party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of such Claim as the settlement or disposition relates to Parties being indemnified under, this Article 10. The Indemnifying Party may settle or otherwise resolve such claim without the prior written consent of the Indemnified Party if and only if the resolution of such claim (i) does not subject the Indemnified Party to any obligation or duty whatsoever and (ii) does not require or imply any acknowledgement of fault on the part of the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party in its defense of any such Claim in all reasonable respects and shall have the right to be present in person or through counsel at all legal proceedings with respect to such Claim. Any other disposition of such suit shall require ROSETTA’S prior written consent, which shall not be unreasonably withheld, conditioned or delayed,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.4  Warrant Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT:

10.5  No Warranty of Success. Nothing contained in this Agreement shall be construed as a warranty on the part of either Party that (a) the Development Program will yield any Collaboration Product or Collaboration Service or otherwise be successful or (b) the outcome of the Development Program will be commercially exploitable in any respect.

10.6  Limited Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR (I) ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, MCLUDING WITHOUT LIMITATION LOST PROFITS OR LOST REVENUES, OR (II) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, WHETHER UNDER ANY CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

10.7  Insurance. Not later than nine (9) months after the Effective Date, but in any event prior to use or testing of any product on humans, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any manufacture, marketing, possession, use, sale of other disposition of any Collaboration Products or Collaboration Services, AMBION will, at its expense, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance; against all claims, obligations, liabilities, and damages, based upon or arising out of actual or alleged bodily injury, personal injury, death, or any other damage to or loss of persons or property, caused by any such manufacture, marketing, possession, use, sale, or other disposition. Each such policy shall name ROSETTA as an additional insured party:

11.  DISPUTE RESOLUTION

11.1  Dispute Resolution. In the event of any dispute arising between the Parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either Party (each a “Disputed Matter”), the Disputed Matter shall be submitted to the Designated Senior Officers of the Parties for good faith resolution. In the event the Disputed Matter cannot be resolved by the good faith efforts of the Designated Senior Officers on or before thirty (30) days from the date such Disputed Matter is first presented for resolution, then such Disputed Matter shall be resolved by binding arbitration in accordance with the following procedures.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

(a)  The arbitration shall be conducted by a panel of three (3) persons experienced in the pharmaceutical business who are independent of both Parties. Within thirty (30) days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within thirty (30) days of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the-third arbitrator shall he appointed by the American Arbitration Association (“AAA” ). The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English. Except as provided for differently herein, the arbitration shall be conducted under the rules of the AAA applicable to complex business disputes.

(b)  Either Party may apply to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the Disputed Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Disputed matter pursuant to this Section 11.1. The arbitrators hall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the arbitrators’ fees and, any administrative fees of arbitration.

(c)  Except to the extent necessary to confirm an award or decision as may be required by Applicable Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Disputed Matter would be barred by the applicable New York statute of limitations.

(d)  The Parties agree that, in the event an Arbitration Matter involving the alleged breach of this Agreement (including, without limitation, whether a Party has satisfied its diligence obligations hereunder), neither Party may terminate this Agreement until resolution of the Disputed Matter pursuant to this Section 11.1.

(e)  The Parties hereby agree that any disputed performance or suspended performance pending the resolution of an Disputed Matter that the arbitrators determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the arbitrators.

(f)  The Parties hereby agree that any monetary payment to be made by a Party pursuant to a decision of the arbitrators shall be made in United States dollars, free of any tax or other deduction. The Parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between thorn regarding determination of Disputed Matters presented.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

12.  MISCELLANEOUS

12.1  Notices. All notices and communications shall be in writing and delivered personally or by courier providing evidence of delivery or mailed via certified mail, return receipt requested, addressed as follows, or to such other address as may be designated from time to time:

If to AMBION:

2130 Woodward St.
Austin, Texas 78744
Telephone Number:(512) 651 0200
Facsimile Number: (512) 651 0201
Attention: Vice-President of Business Development
cc: General Counsel

if to ROSETTA;

Rosetta Genomics, Ltd.
10 Plaut Street
Science Park
Rehovot, Israel
Tel: 972-8-948-4755
Fax: 972-8-948-4766
Attention: Managing Director

With a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, PC
One Financial Center
Boston, Massachusetts 02111
Attention: Jeffrey Wiesen
Tel: (617) 542-6000
Fax: (617) 542-2241

Except as otherwise expressly provided in this Agreement or mutually agreed in writing, any notice, communication or document (excluding payment) required to be given or made shall be deemed given or made and effective upon actual receipt or, if earlier, (a) three (3) business days after deposit with an internationally-recognized overnight express courier with changes prepaid, or (b) five (5) business days after mailed by certified, registered or regular mail, postage prepaid, in each case addressed to a Parties at its address stated above or, to such other address as such Party may designate by written notice in accordance with this Section 12.1.

12.2  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Now York (USA), without regard to the application of principles of conflicts of law.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

12.3  Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

12.4  Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.5  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and both of which, together, shall constitute a single agreement.

12.6  Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms of this Agreement maybe waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

12.7  No Third Party Beneficiaries. Except as set forth in Sections 10.1 and 10.2, no Third Party (including, without limitation, employees of either Party) shall have or acquire any rights by reason of this Agreement.

12.8  Purposes and Scope. The Parties hereto understand and agree that this Collaboration is limited to the activities, rights and obligations as set forth in this Agreement. Nothing in this Agreement shall be construed (a) to create or imply a general partnership between the Parties, (b) to make either Party the agent of the other for any purpose, (c) to alter, amend; supersede or vitiate any other arrangements between the Parties with respect to any subject matters not covered hereunder, (d) to give either Party the right to bind the other except as expressly set forth herein, (e) to create any duties or obligations between the Parties except as expressly set forth herein, or (f) to grant any director implied licenses or an other right other than as expressly set forth herein.

12.9  Assignment and Successors. Neither this Agreement nor any obligation of a Party hereunder maybe assigned by either Party without the consent of the other Party, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all of its capital stock or assets and/or all of its assets to which this Agreement relates or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

12.10  Force Majeure. Neither AMBION nor ROSETTA shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to a Force Majeure. In event of such Force Majeure event, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

12.11  Interpretation. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

12.12  Integration; Severability. This Agreement and the Existing Agreements are the entire agreement with respect to the subject matter hereof and supersedes all other agreements and understandings between the Parties with respect to such subject matter. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

12.13  Further Assurances. Each of ROSETTA and AMBION agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of such additional assignments, agreements, documents and instruments, as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of or to better assure and confer unto such other Party its rights and remedies under this Agreement.

THE REST OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ROSETTA GENOMICS, LTD.

By:_______________________________
Name: Amir Avniel
Title: President and COO

AMBION DIAGNOSTICS, INC.

By:_______________________________
Name: Matt Winkler
Title: CEO

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXHIBIT A

DEVELOPMENT PLAN

Discovery Stage: [***]

Rosetta and Ambion will [***] in the [***] of [***] and [***] to [***]Rosetta and Ambion will [***] the [***] of [***] that can be [***] that can be [***] to this and [***]

[***]

Rosetta and Ambion will [***]this could be [***] if the [***] after the [***] associated with the [***]. At this [***] from the two companies will [***] to the [***] below to [***] of the [***]each party shall[***] during the [***] after this [***] during the [***] after this [***]given limitations of the [***]

Clinical Development Stage:

[***]

Phase 1: [***]

(1)	[***]will be [***] upon during the [***] that represent the best opportunity for [***]

(2)	[***] from [***]

(5)	[***] upon at the [***]

(4)	[***]within the [***]

(5)	[***] [***] then proceed with [***]

Goals.	[***] that can be [***]

Phase 2: [***]

(l)	[***] to measure; [***] associated with each of the[***]

(2)	[***] with known [***]

(3)	[***] The number of [***] will be decided [***]

(4)	[***] from [***]

(5)	[***] from the [***] If the [***] appropriate [***] then proceed with the [***] with [***] to establish [***]

Goals: [***] of the [***]Use these [***] of the [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
A-1

Phase 3: [***]

(1)	[***]

(2)	[***] with [***]

(3)	[***] some or all [***] [***]

(4)	[***] appropriate [***] then [***] with [***] with [***]

Goal:      [***] that can be [***] for the [***]

Phase 4: [***]

(1)	[***] with the [***] for the[***]

(2)	[***] that can [***] of the [***]

(3)	[***] into their [***]

(4)	[***] of the [***]

(5)	[***] as an [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
A-2

SCHEDULE 1

THIS SCHEDULE WAS INTENTIONALLY LEFT BLANK

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Sched.

SCHEDULE 2
LICENSED PATENT RIGHTS

App No	Filed	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Sched. 2

SCHEDULE 3

COLLABORATION PRODUCTS

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Sched. 3

SCHEDULE 4

ROSETTA MARKETING DEVELOPMENT ACTIVITIES

1.	ROSETTA will use [***] during the [***] from the [***]

a.  [***] of at [***]

b. [***] of at [***] in at [***]

c. [***], and

d. [***]

2.	Provision by ROSETTA of [***] established by ROSETTA [***] until such time as [***] or other [***] for [***] by AMBION.

3.	[***] with AMBION [***]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Sched. 4

SCHEDULE 5

RESTRICTIONS ON USE

NOTICE TO PURCHASE: LIMITED LICENSE:

This product is sold under licensing arrangement between Ambion Diagnostics, Inc. and Rosetta Genomics, Ltd. The purchase price of this product includes limited, nontransferable rights under patents and/or pending patent applications owned by Rosetta Genomics to use the product for commercial purposes solely for (a) the determination of (i) the presence of Prostate cancer, (ii) the state, progression or severity of Prostate Cancer, or (iii) the effect on Prostate Cancer of a particular treatment; and/or (b) the selection of patients for a particular treatment with respect to applications may be obtained by contacting Rosetta Genomics, Director of Business Development BD@Rosettagenomics.com (Phone number to be added.)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Sched. 5